Exhibit 10.1

THIRD AMENDMENT TO
NOTE AND CONSTRUCTION LOAN AGREEMENT

This THIRD AMENDMENT TO NOTE AND CONSTRUCTION LOAN AGREEMENT (this “Amendment”) is made as of October 1, 2009 (the “Amendment Effective Date”) by and between BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company (successor in interest by merger to Behringer Harvard Mockingbird Commons, LP, a Texas limited partnership) (“Borrower”), and CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company f/k/a TEXANS COMMERCIAL CAPITAL, LLC (“Lender”).

WHEREAS, Borrower and Lender entered into that certain Construction Loan Agreement dated as of September 30, 2005, pursuant to which Lender loaned to Borrower (the “Loan”) up to the principal sum of $34,047,458.00 (as amended, the “Loan Agreement”) as further evidenced by one certain promissory note dated as of September 30, 2005 in the original principal amount of $34,047,458.00, executed by Borrower and payable to the order of Lender (as amended, the “Note”); and

WHEREAS, as security for the obligations of Borrower under the Loan Agreement and the Note, Borrower executed and delivered to Lender, among other things, (i) that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental, dated September 30, 2005, executed by Borrower to Joel B. Fox and/or John C. O’Shea, as trustee for the benefit of Lender, covering the property described therein and recorded October 4, 2005 as Instrument No. 200503532798, Official Records of Dallas County, Texas (as amended, the “Deed of Trust”) and (ii) that certain Absolute Assignment of Leases and Rents from Borrower to Lender, dated September 30, 2005, covering the property described therein and recorded as Instrument No. 200503532799, Official Records of Dallas County, Texas (the “Assignment”); and

WHEREAS, Borrower and Lender executed that certain First Amendment to Note and Construction Loan Agreement dated as of September 24, 2008 (the “First Amendment”) and that certain Second Amendment to Construction Loan Agreement dated as of March 20, 2009 (the “Second Amendment”); and

WHEREAS, in connection with the Loan, Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, and Behringer Harvard Short Term Opportunity Fund I, LP, a Texas limited partnership (each a “Guarantor” and collectively the “Guarantors”) entered into those certain Guaranty Agreements dated as of September 30, 2005; and

WHEREAS, the Loan Agreement, Note, Deed of Trust, Guaranty Agreements and any and all other documents evidencing and/or securing the indebtedness described in the Note, as same may have been previously amended, are referred to collectively as the “Loan Documents”); and

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

WHEREAS, Borrower and Lender have agreed to make certain changes to the Loan Documents, and desire to enter into this Amendment to document such changes;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

1.           Defined Terms.  Each capitalized term used but not defined herein has the meaning assigned to such term in the Loan Agreement or the other Loan Documents.

2.           Leasing.  Borrower shall be permitted to lease units of the Residential Condominium on terms acceptable to the Lender in its reasonable discretion, provided, however, that (i) no lease shall be for a term longer than twenty-four (24) months, (ii) each lease shall be documented on the standard lease form for residential leases in the State of Texas (it being agreed that the form promulgated by the Texas Apartment Association is a standard lease form), (iii) the rental rate for each lease shall be normal and customary for similar units in the same geographic location as the Property, (iv) Borrower shall submit each proposed lease to Lender for review at least five (5) Business Days prior to execution of such lease by Borrower, and (v) each lease shall be executed in strict compliance with the Master Declaration and Residential Condominium Declaration, as the same may be amended from time to time, including without limitation Section 3.2(a) of the Residential Condominium Declaration.  Whenever Borrower submits a lease for review to Lender, Lender may respond in writing with any concerns it has with respect to such lease within five (5) Business Days after such submission.  If Lender fails to respond to such submission within such five (5) Business Day period, then Lender shall be deemed to have approved the submitted lease.  If Lender disapproves any lease submitted by Borrower, Lender shall advise Borrower in writing of its reasons for such disapproval.  Upon execution of this Amendment, Lender shall be deemed to have approved (to the extent that it has not already done so) the leases listed on Exhibit A attached hereto and made a part hereof.

3.           Possible Build-Out of Ninth and Ground Floors.

(a)           If Borrower elects to commence the build-out of the ground and/or ninth floors of the Residential Condominiums (the “Build-Out Improvements”), then Borrower shall promptly notify Lender of such decision in writing.  Promptly after such notification, Borrower shall submit to Lender the following for approval by Lender in its reasonable discretion: (i) final working drawings and specifications for the construction, renovation or reconstruction of the Build-Out Improvements (the “Build-Out Plans”), (ii) a budget or cost itemization specifying the cost by item of (x) all labor, materials, and services necessary for the construction of the Build-Out Improvements in accordance with the Build-Out Plans and all Governmental Requirements, and (y) all other expenses anticipated by Borrower incident to the construction of the Build-Out Improvements (the “Build-Out Budget”), and (iii) the proposed construction contract for the Build-Out Improvements (the “Build-Out Contract”) (it being agreed that the Build-Out Contract will not be executed by Borrower until same is approved (or deemed approved) by Lender).  Whenever Borrower has submitted all of the Build-Out Plans, Build-Out Budget and Build-Out Contract to Lender, Lender shall respond in writing with any concerns it has with respect to such items within thirty (30) days after such submission.  If Lender fails to respond to such submission within such thirty (30) day period, then Lender shall be deemed to have approved the submitted item in all respects.  If Lender disapproves any such item submitted by Borrower, Lender shall advise Borrower in writing of its reasons for such disapproval.  The thirty (30) day period described in this clause (d) may be extended an additional fifteen (15) days (i.e. a total period of forty five (45) days) by Lender upon written notice to Borrower.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(b)           Once the Build-Out Plans, Build-Out Budget and Build-Out Contract have been approved by Lender, and once Borrower has delivered to Lender an executed Assignment of Plans and Specifications and executed Assignment of Rights under Construction Contract (in each case in a similar form as was delivered in connection with the Loan Agreement), then Borrower shall deposit into a pledged reserve account (the “Build-Out Reserve Account”) at Texans Credit Union an amount of cash equal to the total amount required to construct the Build-Out Improvements as shown in the Build-Out Budget.  Borrower agrees to sign a Blocked Account Control Agreement in form and substance consistent with the Blocked Account Control Agreement executed by Borrower in connection with the Deposit Account described in Section 5 hereof.  Funds shall be advanced from the Build-Out Reserve Account pursuant to Section 4 hereof.  Alternatively, Borrower may deposit into the Build-Out Reserve Account cash in the amount of at least Five Hundred Thousand Dollars ($500,000.00) and deliver to Lender a letter of credit for the balance of the total amount required to construct the Build-Out Improvements as shown in the Build-Out Budget, in which event the provisions of Exhibit B shall be applicable.

4.           Advances from Build-Out Reserve Account.

(a)           Definitions.  The following terms have the respective meanings assigned to them:

“Build-Out Advance” means a disbursement by Lender of any of the funds in the Build-Out Reserve Account, and “Build-Out Advances” shall be the plural thereof.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

“Application for Build-Out Advance” shall mean a written application submitted by the Borrower’s Architect and Borrower on American Institute of Architects form G 702 and/or G 703, as appropriate, or such other form as Lender may hereafter reasonably request which shall: (a) request a Build-Out Advance, (b) specify by name, current address and amount owed, all parties to whom Borrower is obligated for labor, materials or services actually furnished for the construction of the particular part of the Build-Out Improvements which are the subject matter of such application, (c) certify among other things that such amounts represent payments due for services or labor actually rendered or materials actually acquired or furnished in connection with construction of the Build-Out Improvements, (d) state whether the sum requested is within the approved Build-Out Budget and whether, in the opinion of the Architect and Borrower, the unadvanced funds in the Build-Out Reserve Account and the remaining LOC, if applicable, is sufficient to complete the Build-Out Improvements pursuant to the approved Build-Out Plans and to pay for all labor, material, interest and other expenses in connection with the construction of the Build-Out Improvements, (e) if requested by Lender, be accompanied by copies of billing statements, vouchers or invoices from the parties named therein, in form satisfactory to Lender, (f) refer to an attached schedule, verified by the Architect, and the Inspecting Architect/Engineer, identifying in a manner satisfactory to Lender all materials not yet affixed or incorporated into the Build-Out Improvements but which have been covered by certificates submitted to date, including the current certificate, (g) contain a statement, verified by the Architect and the Inspecting Architect/Engineer, that all such materials not yet affixed or incorporated into the Build-Out Improvements have been stored upon the Land under adequate safeguards to minimize the possibility of loss, damage or commingling with other materials or projects, (h) be accompanied by appropriate waivers of lien rights reasonably satisfactory to Lender executed by all contractors, subcontractors, laborers, and materialmen who have furnished to the Property labor or material, provided, however, that Borrower shall not be obligated to obtain and deliver such lien waivers from subcontractors, laborers or materialmen if (aa) such subcontractor, laborer or materialmen has furnished labor or material costing less than $10,000.00, and (bb) the aggregate total of all labor and materials for which lien waivers are not obtained pursuant to the preceding clause (aa) does not exceed $50,000.00 in the aggregate including all other lien waivers not obtained in connection with prior applications, (i) certify that all labor and material bills of every kind and character incurred by Borrower to the date of such certificate in connection with the Build-Out Improvements have been paid in accordance with the payment provisions of each contract except for the unpaid bills to be paid from the proceeds of the current Build-Out Advance requested and items to be retained hereunder, and (j) certify that the Builder’s Risk Insurance contains sufficient coverage for the construction of the Build-Out Improvements.

(b)           Build-Out Advances.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth and in the Loan Agreement, and provided that no Potential Default or Event of Default has occurred and is continuing, Lender agrees to make Build-Out Advances to Borrower from time to time as set forth in this Amendment.  The Build-Out Advances for which Borrower qualifies hereunder shall be made from time to time after establishment and initial funding of the Build-Out Reserve Account to and including the Maturity Date.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(c)           Timing of Build-Out Advances.  Build-Out Advances for the payment of the cost of labor, materials, and services supplied for the construction of the Build-Out Improvements shall be made by Lender upon compliance by Borrower with the terms and conditions contained in this Amendment after actual commencement of construction of the Build-Out Improvements for work actually done during the preceding period.  Notwithstanding the foregoing sentence, upon satisfaction of the other terms and conditions to Build-Out Advances contained in this Amendment, Borrower shall be entitled to receive Build-Out Advances for payment of planning costs in respect of the Build-Out Improvements (including, without limitation, architectural, engineering and contractor costs incurred in the planning stage of the Build-Out Improvements) before actual commencement of construction to a maximum of $200,000.00 in the aggregate.  From time to time, but no more frequently than monthly, Borrower may submit to Lender an Application for Build-Out Advance requesting a Build-Out Advance from the Build-Out Reserve Account for the payment of the cost of labor, materials, and services supplied for the construction of the Build-Out Improvements and for the payment of other costs and expenses incident to the construction of the Build-Out Improvements and specified in the approved Build-Out Budget.  Lender may require an inspection of, and favorable report on, the Build-Out Improvements by the Inspecting Architect/Engineer prior to making any Build-Out Advance.  Each Application for Build-Out Advance shall be submitted by Borrower to Lender a reasonable time (but not less than five (5) Business Days) prior to the date upon which the Build-Out Advance requested is desired by Borrower.  Borrower shall be entitled to a Build-Out Advance only in an amount reasonably approved by Lender.  After Lender has received an Application for Build-Out Advance and all supporting documentation, Lender shall respond thereto within five (5) Business Days.

(d)           Limitation on Advances.  Advances for payment of the cost of construction of the Build-Out Improvements shall not exceed the aggregate of (i) the cost of labor, materials, and services incorporated into the Build-Out Improvements in a manner reasonably acceptable to Lender and as specified in the approved Build-Out Budget (which may be amended from time to time upon the request of Borrower and with the reasonable approval of Lender), plus (ii) the purchase price of all uninstalled materials to be utilized in the construction of the Build-Out Improvements and stored upon the Property, or elsewhere with the written consent of, and in a manner reasonably acceptable to, Lender, less (iii) retainage of not less than ten percent (10%) (except with respect to the final Build-Out Advance), and less (iv) all prior Build-Out Advances made for payment of the cost of labor, materials, and services for the construction of the Build-Out Improvements.

(e)           Final Build-Out Advance. The final Build-Out Advance, including all retainage, will not be made until the expiration of thirty (30) days from the date of final completion of the Build-Out Improvements, and in any event not until Lender has received the following with respect to the Build-Out Improvements and the Loan; (i) a certificate from the Inspecting Architects/Engineers certifying to Lender that the Build-Out Improvements have been completed substantially in accordance with the Build-Out Plans, (ii) evidence that no mechanic’s or materialman’s liens or other encumbrances have been filed and remain in effect against the Improvements, (iii) evidence reasonably satisfactory to Lender that all Governmental Requirements have been satisfied, including without limitation, delivery to Lender of a Certificate of Occupancy permitting the Improvements to be legally occupied, and (iv) a liens paid affidavit executed by Borrower and the Contractor to the effect that (and/or, at Lender’s request, final lien releases or waivers evidencing to Lender’s reasonable satisfaction that) all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Build-Out Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, have been paid in full with respect to the Improvements, or Borrower, at its option, may provide to Lender a Bond indemnifying Against Liens (pursuant to Tex. Property Code §53.171) in such amount as Lender may reasonably require.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(f)         Conditions Precedent for the Benefit of Lender.  All conditions precedent to the obligation of Lender to make any Build-Out Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Build-Out Advance in the absence of strict compliance with such conditions precedent.  All requirements of this Amendment or the Loan Agreement may be waived by Lender, in whole or in part, at any time in Lender’s sole discretion.

(g)         Conditions to Build-Out Advances.  As a condition precedent to each Build-Out Advance from the Build-Out Reserve Account, Borrower must satisfy the conditions required hereunder and execute and deliver to, procure for and deposit with, and pay to Lender, and if appropriate, record in the proper records with all filing and recording fees paid, the documents, certificates, and other items described herein:

(i)         Governmental Approvals.  Evidence, in form and substance reasonably satisfactory to Lender, that the Build-Out Improvements, after completion of construction, will comply with the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto to the extent compliance is required.

(ii)         Borrower shall have delivered to Lender the following:

(1)           the Build-Out Plans;

(2)           the Construction Contract for the Build-Out Improvements, executed by all parties;

(3)           the Contractor’s Affidavit and Subordination, executed by Contractor;

(4)           the Assignment of Plans and Specifications with respect to the Build-Out Plans, executed by Borrower and acknowledged and consented to by the Architect;

(5)           the Assignment of Rights under Construction Contact, executed by Borrower;

(6)           a building permit for the construction of the Build-Out Improvements and all related amenities; and

(7)           the approved Build-Out Budget;

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(iii)          There shall exist no Event of Default or Potential Default;

(iv)          The representations and warranties made in the Loan Agreement (as the same may have been subsequently modified in writing or as modified on Schedule 1 hereof ) shall be true and correct on and as of the date of each Build-Out Advance, with the same effect as if made on such date;

(v)           If any agreement or other instrument binding upon Borrower requires that a consent of any third party be obtained before Borrower may execute, deliver or perform this Amendment or any Loan Document executed by such party, then such consent shall be delivered to Lender;

(vi)          Borrower shall procure and deliver to Lender, the Inspecting Architect/Engineer and the Title Company releases or waivers of mechanic’s liens and receipted bills showing payment to all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Build-Out Improvements; provided, however, that Borrower shall not be obligated to obtain and deliver such lien waivers from subcontractors, laborers or materialmen if (aa) such subcontractor, laborer or materialmen has furnished labor or material costing less than $10,000.00, and (bb) the aggregate total of all labor and materials for which lien waivers are not obtained pursuant to the preceding clause (aa) does not exceed $50,000.00 in the aggregate including all other lien waivers not obtained in connection with prior Applications for Build-Out Advances;

(vii)         Promptly upon preparation and receipt thereof, Borrower shall deliver to Lender copies of any inspection reports prepared by the Inspecting Architect/Engineer, and/or any Governmental Authority having jurisdiction over the Improvements;

(viii)        Borrower shall procure and deliver to Lender, if required by Lender, evidence reasonably satisfactory to Lender that the funds remaining to be advanced by Lender from the Build-Out Reserve Account under the terms of this Amendment and the remaining LOC, if applicable, are adequate to meet all costs incurred and to be incurred in connection with the construction of the Build-Out Improvements;

(ix)          Borrower shall procure and deliver to Lender inspection reports, in form and substance reasonably acceptable to Lender, from the Inspecting Architect/Engineer at not less than thirty (30)-day intervals;

(x)           Such other information and documents as may reasonably be required by Lender or its counsel; and

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(xi)           Borrower shall have deposited into the Borrower’s Deposit such funds as Lender may have required as follows:  If Lender reasonably determines at any time that the unadvanced portion of the Build-Out Reserve Account and the remaining LOC, if applicable, will be insufficient for payment in full of (i) the costs of labor, materials, and services required for the construction of the Build-Out Improvements, (ii) other costs and expenses specified in the approved Build-Out Budget, and (iii) other costs and expenses required to be paid in connection with the construction of the Build-Out Improvements in accordance with the approved Build-Out Plans and any Governmental Requirements, then Borrower shall, within five (5) Business Days after written request from Lender, deposit into the Build-Out Reserve Account such funds as Lender may require.  Borrower shall promptly notify Lender in writing if and when the cost of the construction of the Build-Out Improvements exceeds, or appears likely to exceed, the amount of the remaining funds in the Build-Out Deposit Account and the remaining LOC, if applicable.

(h)           Reallocation of Approved Build-Out Budget.  At any time that an Event of Default has occurred and is continuing, Lender shall have the right from time to time to make Build-Out Advances which are allocated to any of the designated items in the approved Build-Out Budget for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.  Borrower may not reallocate items of cost or make changes in the approved Build-Out Budget without the prior written consent of Lender, except that upon presentation to Lender of reasonable evidence of demonstrated cost savings in a line item, the Borrower may reallocate the cost savings in that line item to another line item.

(i)           No Waiver.  No Build-Out Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Build-Out Advance.

(j)           Subordination.  Lender shall not be obligated to make, nor shall Borrower be entitled to receive, any Build-Out Advance until such time as Lender shall have received, to the extent requested by Lender, the Contractor Affidavit and Subordination from the Contractor, and subordination agreements from all other persons furnishing labor, materials, or services for the design or construction of the Build-Out Improvements, subordinating to the lien of the Mortgage any lien, claim or charge which such party may have against Borrower or the Property; provided, however, that Borrower shall not be obligated to obtain subordination agreements from subcontractors, laborers or materialmen if (aa) such subcontractor, laborer or materialmen is expected to furnish labor or material costing less than $10,000.00 in the aggregate, and (bb) the aggregate total of all labor and materials for which subordination agreements are not obtained pursuant to the preceding clause (aa) does not exceed $50,000.00 in the aggregate for all subcontractors, laborers or materialmen.

5.           Deposit Account.

(a)           On the Amendment Effective Date and in addition to Borrower’s other obligations hereunder and under the Loan Documents, Borrower shall deposit $300,000.00 into a deposit account (the “Deposit Account”) at TCU.  The Deposit Account shall be pledged as additional collateral for the Loan and shall be a no-access account to Borrower.  Borrower shall deposit an additional $300,000.00 into the Deposit Account on the first day of the next succeeding three (3) quarters (i.e, on January 4, 2010 [Monday], April 1, 2010 [Thursday], and July 1, 2010 [Thursday]), amounting to a total required deposit of $1,200,000.00.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

(b)           In addition to the quarterly deposits into the Deposit Account as described in (a) above, Borrower shall, on or before the fifteenth (15th) day of each calendar month, deposit into the Deposit Account all Net Cash Flow derived from the leasing of units for the previous month.  As used herein, “Net Cash Flow” shall mean all rental revenues for the preceding month less reasonable and customary expenses incurred in the operation and maintenance of the Property during such month.

(c)           Prior to the occurrence of an Event of Default, Lender shall apply any Net Cash Flow received from Borrower pursuant to (b) above in the following order of priority:  (i) to pay any interest due and payable under the Loan Documents, (ii) to pay any other Obligations then due and payable under the Loan Documents in such order as Lender shall determine in its sole and absolute discretion, and (iii) to reduce the principal balance of the Loan.  From and after the occurrence of an Event of Default, Lender shall apply any Net Cash Flow received from Borrower to pay any Obligations then due and payable under the Loan Documents in such order as Lender shall determine in its sole and absolute discretion.

(d)           Borrower acknowledges and agrees that the Interest Reserve under the Loan Agreement has been fully utilized.  Borrower hereby authorizes and directs Lender, and Lender shall disburse and charge (or cause to be disbursed and charged) the Deposit Account to satisfy Borrower’s obligations for the interest payments due from Borrower under the Loan Agreement on each interest payment date as such interest payments become due and payable pursuant to the terms of the Loan Agreement and of the Note, it being the intent of the parties that, prior to the occurrence of an Event of Default, the Net Cash Flow shall be applied to interest payments first (as set forth in subsection (c) above) before any remaining funds in the Deposit Account are applied to interest payments.

(e)           The failure of Borrower to timely make any deposit required by this Section 5 shall be an Event of Default under the Loan Agreement.

(f)            Borrower shall have the right to receive advances of up to $60,000.00 from the Deposit Account to pay for the costs of window treatments installed as part of the Build-Out Improvements, pursuant to the same draw procedure as is applicable to advances from the Build-Out Reserve Account.  In addition, Borrower may request that Lender make advances from the Deposit Account in order to pay for the costs of Build-Out Improvements, which request Lender may grant or deny in Lender’s sole and absolute discretion.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

6.           Second Lien on Behringer Harvard Mountain Village.  As a condition precedent to the effectiveness of this Amendment, Borrower shall cause its affiliate, Behringer Harvard Mountain Village, LLC (“BH Mountain Village”), to grant a second lien (the “Second Lien”) on its property (the “Colorado Property”) to Lender as additional security for payment of the Loan in the maximum amount of Twelve Million Six Hundred Thousand Dollars ($12,600,000.00), and (iii) deliver to Lender (v) a signed Officer’s Certificate confirming that all necessary actions have been taken by BH Mountain Village to execute such deed of trust and authorize such lien and attaching copies of supporting resolutions, (w) a solvency certificate in form and substance reasonably satisfactory to Lender, (x) a mortgagee policy of title insurance insuring the Second Lien in the amount of $12,600,000.00, with the premium for such policy paid by BH Mountain Village or Borrower, (y) a legal opinion from Borrower’s counsel in Texas and Colorado, and (z) such other documents as Lender shall reasonably require in connection therewith.  For the avoidance of doubt, it is hereby stated and stipulated that Lender owns a loan that is secured by a first lien on the Colorado Property and that Lender has consented to the granting of the Second Lien on the Colorado Property.  Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, an Event of Default under the Second Lien pursuant to Section 3.1(ii) thereof or an Event of Default arising solely from Borrower’s or BH Mountain Village’s failure to comply with the provisions of the Second Lien shall not, in and of itself, constitute an Event of Default under the Loan Agreement or any of the other Loan Documents; provided, however, upon the occurrence of such an Event of Default Lender shall have the right to enforce its lien against the property encumbered by the Second Lien as provided in the Second Lien.  Lender agrees to release such lien in the event the following conditions are satisfied:  (i) no Event of Default shall have occurred and be continuing under the Loan Agreement, (ii) the principal balance due on the Loan shall have been reduced to less than Thirteen Million and No/100 Dollars ($13,000,000.00), and (iii) Lender shall have received an appraisal of the Property, ordered by Lender at Borrower’s sole cost and expense, demonstrating that the loan-to-value ratio is no greater than fifty percent (50%), not including the value of the Second Lien on the Colorado Property.  Further, since the Second Lien secures a maximum of Twelve Million Six Hundred Thousand Dollars ($12,600,000.00), BH Mountain Village shall be entitled to a release of the Second Lien if BH Mountain Village pays Lender the amount of Twelve Million Six Hundred Thousand Dollars ($12,600,000.00) for application to the Loan, whether from proceeds of sale of the Colorado Property or otherwise.  In the event that Borrower elects to construct the Build-Out Improvements, the maximum amount secured by the Second Lien shall be reduced (from Twelve Million Six Hundred Thousand Dollars [$12,600,000.00]) by the amount of cash deposited by Borrower in the Build-Out Reserve Account and the amount of any letter of credit issued for the benefit of Lender in connection with such Build-Out Improvements and in accordance with the terms of this Amendment, and in such event the amount of Twelve Million Six Hundred Thousand Dollars ($12,600,000.00) referenced in this paragraph (and in the Second Lien document) shall be likewise reduced; provided, however, that in no event shall the maximum amount secured by the Second Lien be reduced to less than Ten Million Dollars ($10,000,000.00).

7.           Extension of Maturity Date.  The definition of “Maturity Date” in Section 2 of the Note is hereby revised in its entirety to read as follows:

“Maturity Date” means October 1, 2011.

8.           Deletion of Extension Option.  Section 4(b) of the Note is hereby revised in its entirety to read as follows:

(b)           [Intentionally Omitted.]

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

9.         Mandatory Principal Payments.  Borrower shall, (a) on the Amendment Effective Date and as a condition precedent to the effectiveness of this Amendment, make a mandatory prepayment on the Loan of Two Hundred Thousand and No/100 Dollars ($200,000.00), and (b) on or before September 30, 2010, make a mandatory prepayment on the Loan of at least Three Million Twenty Thousand and No/100 Dollars ($3,020,000.00), from the sale or other disposition of the Future Development Area Unit pursuant to Section 6.3 of the Deed of Trust by satisfying the terms and conditions thereof or otherwise.

10.         Amendment to Guaranty.  As a further condition precedent to the effectiveness of this Amendment, Borrower shall have caused Behringer Harvard Short Term Opportunity Fund I LP, a Texas limited partnership to execute a First Amendment to Guaranty Agreement in the form of Exhibit C attached hereto.

11.         Increase in Interest Rate.  As of the Amendment Effective Date, the definition of “Applicable Interest Rate” in Section 1 of the Note is hereby revised in its entirety to read as follows:

  “Applicable Interest Rate” means a floating per annum rate of interest equal, on any day, and from day-to-day to the lesser of (i) the sum of (a) WSJ Prime, plus (b) one percent (1.0%), and (ii) the Maximum Rate.

12.         Financial Statements and Reports.  In addition to the Financial Statements required by Section 4.01 of the Loan Agreement (and elsewhere in the Loan Documents), Borrower shall deliver (or cause to be delivered) the following to Lender:

(a)           On or before the fifteenth (15th) day of each calendar month, (i) a detailed accounting of all rental revenue and expenses for the preceding month in form and substance reasonably satisfactory to Lender (which accounting must be delivered to Lender regardless of whether any Net Cash Flow is generated during such month), and (ii) a current rent roll and summary of leasing activity for the previous month.

(b)           Within forty-five (45) days after the end of each Quarterly Period, statements evidencing, in a manner reasonably satisfactory to Lender, that Guarantor is in compliance with the Net Worth Covenant in Section 5(e) of the Guaranty.

13.         Event of Default.  The following is hereby added as new clause (v) in Article VII:

(v)           Behringer Harvard Short Term Opportunity Fund I LP, a Texas limited partnership, shall fail to strictly comply with Section 5(e) of its Guaranty, as amended.

14.         Sale of Property.  In the event that Borrower desires to sell the Property and requests that Lender allow the purchaser to assume the Loan (it being understood and agreed that Borrower has no right to sell the Property subject to the Loan), and Lender, in its sole and absolute discretion, approves an assumption of the Loan by the new owner, and in connection therewith, a new guarantor satisfactory to Lender in its sole and absolute discretion assumes in writing the obligations of Guarantor under the Guaranty, then, in such event, Guarantor shall be released from its obligations under the Guaranty and the Second Lien shall be terminated.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

15.           Further Amendments.  Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the modifications set forth herein.

16.           Confirmation of Loan Documents.  Borrower covenants, represents and warrants to Lender as follows:

 (a)           The principal balance of the Loan as of the Amendment Effective Date is $25,150,101.06.

 (b)           To the best knowledge of Borrower, Borrower is not in default under the Note, the Deed of Trust, or any other Loan Document after giving effect to the terms of this Amendment;

 (c)           Borrower has no defenses, counter-claims or offsets to the Note, Deed of Trust, or any other Loan Document, as modified herein;

 (d)           Borrower waives any and all defenses, counter-claims, or offsets to the enforcement of the Note, Deed of Trust, or any other Loan Document, as modified, renewed, and extended herein, whether known or unknown; and

 (e)           The Note, Deed of Trust, and other Loan Documents, as modified, renewed, and extended herein, are in full force and effect.

17.           Confirmation of Liens and Security Interests.  Borrower hereby renews and confirms the liens, security interests, and rights of any and all security for the Note (including, without limitation, the liens, security interests, and rights of the Deed of Trust), which are hereby acknowledged by Borrower to be valid and subsisting against the Property.

18.           Borrower’s Representations.  Borrower represents and warrants to Lender, and covenants and agrees with Lender, as follows:

 (a)           Borrower has the power and requisite authority to execute, deliver, and perform its obligations hereunder and under the Loan Documents, and is duly authorized, and has taken all necessary action to authorize such person or entity to execute, deliver and perform this Amendment, the other documents executed in connection herewith (if any) and the Loan Documents and will continue to be duly authorized to perform its obligations under such agreements.

 (b)           The representations and warranties set forth in the Loan Documents are true and correct in all material respects as if made on the date hereof, with the exception of those items specifically listed on Schedule 1 attached hereto and made a part hereof.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

19.         Release.  Effective as of the Amendment Effective Date, and in consideration for this Amendment and all documents executed herewith, Borrower and Guarantors agree as follows:

A.           For the time period existing on and prior to the Amendment Effective Date and relating exclusively to the Loan Documents and the loan memorialized therein, Borrower and Guarantors fully and finally release and discharge Lender (and its officers, directors, shareholders, representatives, employees, agents and attorneys) of and from any and all defaults, potential defaults occurring on or prior to the Amendment Effective Date, claims, damages or causes of action to, of or for the benefit (whether directly or indirectly) of, Borrower or any Guarantor, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by Borrower or any Guarantor on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Loan Documents and accruing prior to the Amendment Effective Date (collectively, the "Released Claims");

B.           In addition to the release set forth above, and not in limitation thereof, Borrower and Guarantor each agree that it or he will never prosecute, or voluntarily (unless required by law) aid in the prosecution of, any of the Released Claims, whether by claim, counterclaim or otherwise.

20.         Lender’s Representations.  Lender represents and warrants to Borrower as follows:

(a)           As of the Amendment Effective Date, Borrower is not in default under Article VII(a) of the Loan Agreement and to Lender’s current actual knowledge, Borrower is not in default under any other provision in Article VII of the Loan Agreement.  As used in this section, the words “Lender’s current actual knowledge” mean and refer to the current actual knowledge of Lender's sole portfolio manager with stewardship over the Loan as of the Amendment Effective Date, not in his individual capacity but solely in his capacity as an officer of Lender, limited to his current consciousness, without any due diligence, inquiry, or investigation of any kind or duty of inquiry or investigation and not including any constructive, imputed or implied knowledge.

(b)           Lender has the power and requisite authority to execute, deliver and perform its obligations hereunder and is duly authorized, and has taken all necessary action to authorize the person executing this Amendment, to execute and deliver this Amendment.

21.          Expenses of Lender.  Borrower shall be responsible for all of Lender's costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, the other documents executed pursuant hereto and any additional costs and expenses incurred in connection herewith, which fees must be paid by Borrower to Lender as a condition precedent to the effectiveness of this Amendment.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

22.           Joinder of Guarantors.  Each Guarantor hereby (i) consents to the execution of this Amendment and acknowledges and consents to the terms and provisions hereof, (ii) ratifies, confirms and agrees that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of, and the obligations created and evidenced by, the Note or the Guaranty executed by such Guarantor, and (iii) certifies that the representations and warranties contained herein are, in all material respects, true and correct representations and warranties as of the date hereof.  The provisions set forth in Section 23 of the Guaranty executed by Behringer Harvard Mockingbird Commons GP, LLC and in Section 24 of the Guaranty executed by Behringer Harvard Short Term Opportunity Fund I, LP are hereby specifically confirmed as being in full force and effect.

23.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Facsimile or electronic signatures shall be effective as originals.

24.           Modification.  This Amendment cannot be changed except by an instrument in writing signed by the party against whom the enforcement of any change is sought.  THIS AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

EXECUTED as of the Amendment Effective Date.

BORROWER:

BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company

By:	Behringer Harvard Mockingbird Commons GP, LLC,
a Texas limited liability company,
its manager

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ___ day of October, 2009, by Gerald J. Reihsen, III, as Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, in its capacity as the manager of Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company, on behalf of said manager acting on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

EXECUTED as of the Amendment Effective Date.

LENDER:

CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company
f/k/a TEXANS COMMERCIAL CAPITAL, LLC

By:
Name:	Bill Henderson
Title:	Treasurer of the Board of Managers

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ___ day of October, 2009, by Bill Henderson, Treasurer of the Board of Managers of Credit Union Liquidity Services, LLC, a Texas limited liability company f/k/a Texans Commercial Capital, LLC, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

Guarantors expressly consent to the modifications and terms contained in this Amendment:

GUARANTOR:

BEHRINGER HARVARD MOCKINGBIRD COMMONS GP, LLC
a Texas limited liability company

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ___ day of October, 2009, by Gerald J. Reihsen, III, as Secretary of Behringer Harvard Mockingbird Commons GP, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

Guarantors expressly consent to the modifications and terms contained in this Amendment:

GUARANTOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its general partner

	By:	Harvard Property Trust, LLC
a Delaware limited liability company,
its general partner

By:
Gerald J. Reihsen, III
Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ___ day of October, 2009, by Gerald J. Reihsen, III, as Executive Vice President of Harvard Property Trust, LLC, a Delaware limited liability company, in its capacity as the general partner of Behringer Harvard Advisors II LP, a Texas limited partnership, in its capacity as the general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, for and on behalf of said entities.

Notary Public in and for the State of Texas

(SEAL)

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

Exhibit 10.1

Schedule 1

Exceptions to Representations and Warranties

1.
With respect to the representation set forth in Section 3.24 of the Loan Agreement, certain Leases of the condominium units in the Property currently exist, written notice of which has previously been given to Lender.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

-Schedule 1-

Exhibit 10.1

Exhibit A

List of Leases

Unit	Name	Start	End	Monthly Payment
201	Hobbs, Morgan	06/30/09	08/31/10	$3,350.00
205	Terkel, Kenneth	08/18/09	02/28/10	$4,186.00
206	Thompson, Justin	04/17/09	06/30/10	$2,179.00
301	Almstead, Deidra	04/17/09	06/30/10	$3,445.00
302	Erwin, Cindy	04/28/09	05/31/09	$3,490.00
303	Frame, Robert	07/25/09	08/31/10	$4,055.00
305	Carothers, Kevin	10/17/09	10/31/10	$4,206.00
306	Garner & Arnic, LLP	04/24/09	06/30/10	$2,199.00
400	Britton, Daniel	04/21/09	10/31/09	$3,775.00
401	Poulos, John	04/30/09	06/30/10	$3,790.00
406	Avery, Jan	05/22/09	06/30/10	$2,844.00
502	Joines, Ronda	10/08/09	09/30/10	$3,232.00
505	James, Thomas	08/28/09	09/30/10	$6,336.00
506	Landes, Brett	06/05/09	07/31/10	$2,864.00
600	Bennett, Robert	04/29/09	01/31/10	$3,715.00
601	Delbosque, Carrie	05/19/09	07/31/10	$3,430.00
602	Osburn, Stephanie	09/04/09	05/31/10	$3,252.00
603	Sleiman, Peter	05/31/09	07/31/10	$4,115.00
606	Carpenter, Bonner	06/10/09	07/31/10	$2,884.00
700	Smith, Casey	06/21/09	06/30/11	$3,635.00
701	Eric Mitchell Publishing Group, LLC	04/25/09	06/30/10	$3,450.00
702	Smith, Christie	10/08/09	09/30/10	$3,272.00
703	Pipkin, Tracy	09/09/09	08/31/10	$4,135.00
706	Dharod, Chris	08/05/09	07/31/10	$2,904.00
800	Noble, Christopher	06/30/09	09/30/10	$3,955.00
801	Lunengurg, Peter	04/17/09	06/30/10	$3,620.00
802	Hicks, Robert	10/16/09	07/31/10	$3,292.00
803	Newkumet Exploration, Inc.	06/30/09	01/31/10	$4,155.00
804	Geringer, Donna	10/01/09	06/30/10	$5,329.00
805	Krause, Timothy	09/25/09	06/30/10	$6,396.00
806	Authentic Entertainment	05/13/09	10/31/09	$2,924.00

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

-Exhibit A-

Exhibit 10.1

Exhibit B

Letter of Credit Provisions

1.
If Borrower elects to use a letter of credit in connection with the Build-Out Improvements, Borrower shall deliver to Lender an irrevocable, stand-by letter of credit for the benefit of Lender in an amount equal to the total amount required to construct the Build-Out Improvements as shown in the Build-Out Budget less the amount of cash (a minimum of $500,000.00) initially deposited by Borrower into the Build-Out Reserve Account (as such may be amended or replaced pursuant to the terms hereof, the “LOC”) from a financial institution acceptable to Lender in its sole discretion and in a form acceptable to Lender in its sole discretion.  Lender hereby agrees that Texas Capital Bank is an acceptable issuer of the LOC.  Such LOC shall be held by Lender as additional collateral for the Loan.

2.	The LOC shall provide that Lender may draw upon the LOC if an Event of Default occurs.

3.
The LOC shall provide that it will be honored upon a signed statement by Lender that Lender is entitled to draw upon the LOC under this Amendment, and shall require no signature or statement from any party other than Lender.  No notice to Borrower shall be required to enable Lender to draw upon the LOC.

4.
Whenever the balance of the Build-Out Reserve Account is reduced to an amount below $100,000.00, Borrower shall, within three (3) Business Days, make an additional deposit in such account in an amount equal to the lesser of (x) $500,000.00, and (y) the remaining amount needed to complete construction of the Build-Out Improvements.

5.
Upon any deposit by Borrower of cash into the Build-Out Reserve Account, Borrower shall be entitled to deliver to Lender a replacement LOC in an amount reduced by the amount of such deposit and all earlier deposits to the Build-Out Reserve Account. By way of example, if the total amount required constructing the Build-Out Improvements as shown in the Build-Out Budget is $2,600,000, then Borrower may, in lieu of depositing $2,600,000 in cash into the Build-Out Reserve Account, make an initial cash deposit of $500,000 into the Build-Out Reserve Account and deliver to Lender an LOC in the amount of $2,100,000. Upon a subsequent deposit of $500,000 into the Build-Out Reserve Account, Borrower may reduce the LOC by $500,000 (from $2,100,000 to $1,600,000).

6.
If the expiration date of the LOC is earlier than the Maturity Date, and if Borrower fails to obtain and deliver to Lender a satisfactory replacement LOC or extension at least fifteen (15) days prior to such expiration date, then Lender may draw upon the full amount of the then-existing LOC without giving any notice or time to cure to Borrower and deposit the proceeds of the LOC into the Build-Out Reserve Account.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

-Exhibit B- Page 1

Exhibit 10.1

7.
If the financial institution from which Borrower has obtained the LOC shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors, consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Borrower shall obtain a replacement LOC within thirty (30) days of such act from another financial institution reasonably satisfactory to Lender.  If Borrower is unable to obtain a replacement LOC, then Borrower may deposit an amount equal to the amount of the LOC into the Build-Out Reserve Account.

8.
No draw upon the LOC after an Event of Default shall (a) cure, or constitute a waiver of, an Event of Default, (b) be deemed to fix or determine the amounts to which Lender is entitled to recover under this Amendment or otherwise, or (c) be deemed to limit or waive Lender's right to pursue any other remedies provided for in the Loan Documents.

9.
In the event of a transfer of Lender's interest in the Loan, Lender shall have the right to transfer the LOC to the transferee and thereupon shall, without any further agreement between the parties, be released by Borrower from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the LOC to a new lender.  Borrower shall cooperate with Lender and such transferee(s) to accomplish any such transfer.

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

-Exhibit B- Page 2

Exhibit 10.1

Exhibit C

Form of First Amendment to Guaranty Agreement

[attached]

CULS / Behringer Harvard Mockingbird Commons, LLC
Third Amendment to Note and Loan Agreement

-Exhibit C-